                                                      Registration No. 333-35756
    As filed with the Securities and Exchange Commission on January 26, 2001

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         REGENERATION TECHNOLOGIES, INC.
               (Exact name of registrant as specified its charter)

                    DELAWARE                             59-3466543
         (State or other jurisdiction of    (I.R.S. Employer Identification No.)
          incorporation or organization)

                         REGENERATION TECHNOLOGIES, INC.
                              ONE INNOVATION DRIVE
                             ALACHUA, FLORIDA 32615
          (Address, including zip code, of principal executive offices)

                         REGENERATION TECHNOLOGIES, INC.
                               OMNIBUS STOCK PLAN
                            (Full title of the plan)

                                   ----------

                                 JAMES M. GROOMS
                         REGENERATION TECHNOLOGIES, INC.
                              ONE INNOVATION DRIVE
                             ALACHUA, FLORIDA 32615
                                 (904) 418-8888
            (Name, address and telephone number, including area code,
                              of agent for service)

                                   ----------

     Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             WARREN J. NIMETZ, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3000
                            FACSIMILE: (212) 318-3400

                                   ----------

                                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
      TITLE OF SECURITIES           AMOUNT TO BE            PROPOSED MAXIMUM             PROPOSED MAXIMUM             AMOUNT OF
       TO BE REGISTERED            REGISTERED (1)      OFFERING PRICE PER SHARE (2) AGGREGATE OFFERING PRICE (2)  REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $0.001 PAR            4,406,400                    $12.31                    $54,242,784                 $13,560.70
VALUE
====================================================================================================================================

1) PLUS SUCH ADDITIONAL INDETERMINABLE NUMBER OF SHARES AS MAY BE REQUIRED PURSUANT TO THE REGENERATION TECHNOLOGIES, INC. OMNIBUS STOCK PLAN, IN THE EVENT OF A STOCK DIVIDEND, STOCK SPLIT, RECAPITALIZATION OR OTHER SIMILAR CHANGE IN THE COMMON STOCK.

(2) THE PRICE IS ESTIMATED IN ACCORDANCE WITH RULE 457(H)(1) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE, BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES PER SHARE OF THE COMMON STOCK AS REPORTED ON THE NASDAQ STOCK MARKET, INC. ON JANUARY 22, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"), the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who participate in the Omnibus Stock Plan adopted by Regeneration Technologies, Inc. (the "Company" or the "Registrant") and are not being filed with or included in this Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by the Company are incorporated herein by reference:

            (i) The Company's latest prospectus dated August 10, 2000 pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

            (ii) Amendment No. 6 to the Company's registration statement, filed on Form S-1, under the Securities Act of 1933, as amended, filed with the Commission on August 8, 2000.

      In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

            The legality of the Common Stock offered hereby has been passed on for the Company by Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103. Frederick R. Adler, of counsel to Fulbright & Jaworski L.L.P., may be deemed to beneficially own an aggregate of 1,451,160 shares of the Company's Common Stock directly, through one or more trusts or by virtue of Mr. Adler's indirect control of Euro-America-II, L.P., one of the Company's stockholders.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Section 145 of the General Corporation Law of the State of Delaware ("DGCL") grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions set forth therein.

            Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

            Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

            Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein:

            o he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith;

            o that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled;

            o and that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

            Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director:

           o for any breach of the director's duty of loyalty to the corporation or its stockholders;

           o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

           o   under Section 174 of the DGCL; or

           o for any transaction from which the director derived an improper personal benefit.

            Article Tenth of the Company's Certificate of Incorporation, states that it shall indemnify each person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or another enterprise at the request of such predecessor corporation to the fullest extent permitted by Section 145 of the DGCL.

            The Company has entered into indemnification agreements with its current directors and executive officers and insures its directors and officers against losses arising from any claim against them as such for wrongful acts or omission, subject to certain limitations.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Not Applicable.

ITEM 8.     EXHIBITS

            4.1   --    Regeneration Technologies, Inc. Omnibus Stock Plan

            4.2   -     Form of Incentive Stock Option Grant Agreement

            4.3   --    Form of Incentive Stock Option Grant Agreement for
                        Key Employees

            4.4   --    Form of Incentive Stock Option Grant Agreement for
                        Professional Consultants

            5.1   --    Opinion of Fulbright & Jaworski L.L.P.

            23.1  --    Consent of Deloitte & Touche LLP

            23.2  --    Consent of Fulbright & Jaworski L.L.P. (included in
                        Exhibit 5.1)

            24.1  --    Power of Attorney (included in signature page)

ITEM 9.     UNDERTAKINGS

(a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alachua, State of Florida, on the 26th day of January, 2001.

                             REGENERATION TECHNOLOGIES, INC.


                             By: /s/ JAMES M. GROOMS
                                 -----------------------------------------------
                                 Name: James M. Grooms
                                 Title: President and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Grooms and Richard R. Allen, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re- substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                              TITLE                      DATE


/s/ JAMES M. GROOMS            Chairman of the Board        January 26, 2001
-----------------------------  (principal executive officer)
James M. Grooms                and Chief Executive Officer


/s/ RICHARD R. ALLEN           Chief Financial Officer
-----------------------------  (principal financial and
Richard R. Allen               accounting officer)          January 26, 2001



/s/ PHILIP R. CHAPMAN          Director                     January 26, 2001
-----------------------------
Philip R. Chapman



/s/ PETER G. GEAREN            Director                     January 26, 2001
-----------------------------
Peter F. Gearen


/s/ MICHAEL J. ODRICH          Director                     January 26, 2001
-----------------------------
Michael J. Odrich

/s/ ANTHONY C. PHILLIPS        Director                     January 26, 2001
-----------------------------
Anthony C. Phillips


/s/ DANIEL L. WEBER            Director                     January 26, 2001
-----------------------------
Daniel L. Weber

                                INDEX TO EXHIBITS

Exhibit
  No.          Description
-------        -----------

4.1            Regeneration Technologies, Inc. Omnibus Stock Plan


4.2            Form of Incentive Stock Option Grant Agreement

4.3            Form of Incentive Stock Option Grant Agreement for
               Key Employees

4.4            Form of Incentive Stock Option Grant Agreement for
               Professional Consultants

5.1            Opinion of Fulbright & Jaworski L.L.P.

23.1           Consent of Deloitte & Touche LLP

23.2           Consent of Fulbright & Jaworski L.L.P.
                  (included in Exhibit 5.1)

24.1           Power of Attorney (included in signature page)